UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2006
Lakes Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	0-24993 (Commission File Number)	41-1913991 (IRS Employer Identification No.)

130 Cheshire Lane, Minnetonka, Minnesota		55305
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (952) 449-9092
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 1.02. Termination of a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02 Unregistered Sales of Equity Securities.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01. Financial Statements and Exhibits.
Certificate of Designation
Financing Agreement
Securities Purchase Agreement
Registration Rights Agreement
Common Stock Purchase Warrant
Security Agreement
Pledge Agreement
Mortgage, Assignment of Leases and Rents
Deed of Trust, Assignment of Leases and Rents
Deed of Trust, Assignment of Leases and Rents
Deed of Trust, Assignment of Leases and Rents
Employment Agreement - Lyle Berman
Employment Agreement - Timothy J. Cope
Press Release

Item 1.01. Entry into a Material Definitive Agreement.
Loan Financing
     On February 15, 2006, Lakes Entertainment, Inc. (“Lakes” or the “Company”) closed on a $50 million financing facility with PLKS Funding, LLC (the “Lender”), an affiliate of Prentice Capital Management, LP (“Prentice Capital”) pursuant to the terms and conditions of a Financing Agreement dated as of February 15, 2006 (the “Financing Agreement”) among Lakes, PLKS Funding, LLC and various subsidiaries of Lakes (the “Subsidiaries”) other than WPT Enterprises, Inc. (“WPTE”). An initial draw of $25 million was made under the facility, another $10 million is immediately available under the financing facility and the remaining $15 million can be drawn in $5 million increments subject to the satisfaction of certain conditions. Any funds drawn on the facility bear interest at the rate of 12% per annum, subject to adjustment based on the value of the collateral, and are due and payable on the third anniversary of the closing date. Lakes may prepay the facility in whole or in part at any time. Pursuant to the terms of the Financing Agreement, Lakes paid a closing fee of $1.5 million. Lakes is also subject to a loan servicing fee of $5,000 per month; audit and field examination fees at the rate of $1,500 per day; and upon the occurrence of certain events, a collateral maintenance fee equal to 2.00% of the aggregate principal amount of the loan outstanding under the financing facility on the date of the first such event and an additional 2% of the aggregate principal amount of the loan outstanding on such date on the date of each such additional event.
     The financing facility is secured by substantially all of the material assets of Lakes and the Subsidiaries, including all of Lakes’ shares of WPTE, the proceeds from its management agreements with Indian tribes, its real property located in California and Minnesota, its deposit and security accounts, its equity interests in subsidiaries not involved in Indian gaming projects and promissory notes relating to the casino project with the Pokagon Band of Potawatomi Indians in Michigan pursuant to the terms and conditions of, among other agreements, a Security Agreement dated as of February 15, 2006 by Lakes and the Subsidiaries in favor of the Lender, and a Pledge Agreement dated as of February 15, 2006 by Lakes and the Subsidiaries in favor of the Lender. Lakes is entitled to sell up to 3 million of the approximate 12.5 million WPTE shares it owns without application to reduction of the amounts owing under the financing facility, subject to certain conditions.
     The loan under the financing facility can be declared immediately due and payable upon the occurrence of an event of default that is not cured within any applicable cure period. Events of default include, but are not limited to, the following:
     (a) the failure of Lakes or any of the Subsidiaries to pay principal and interest payable under the Financing Agreement when due;
     (b) any representation or warranty made in connection with the financing facility shall have been incorrect in any material respect when made or deemed made;
     (c) the failure of Lakes or any of the Subsidiaries to perform or comply with the terms of the financing facility and the documents relating to such financing facility;
     (d) bankruptcy, insolvency, dissolution, liquidation, winding up, reorganization or similar proceedings are institued against Lakes or any of the Subsidiaries, or Lakes or any of the Subsidiaries is generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally, or makes a general assignment for the benefit of creditors;
     (e) any security agreement, any pledge agreement, any mortgage or any other security document, fails or ceases to create, subject to certain exceptions, a valid and perfected first priority lien in favor of the agent for the benefit of the lender on any collateral securing the financing facility;

     (f) any bank at which any deposit account, blocked account, or lockbox account of Lakes or any of the Subsidiaries constituting collateral is maintained fails to comply with any of the terms of any deposit account, blocked account, lockbox account or similar agreement to which such bank is a party or any securities intermediary, commodity intermediary or other financial institution at any time in custody, control or possession of any investment property of Lakes or any subsidiary a party to the financing facility fails to comply with any of the terms of any investment property control agreement to which they are a party;
     (g) any material damage to, or loss, theft or destruction of, any collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than 15 consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of Lakes or any of the Subsidiarues, if any such event or circumstance could reasonably be expected to have a material adverse effect (as defined in the Financing Agreement);
     (h) any cessation of a substantial part of the business of Lakes or any of the Subsidiaries to the financing facility for a period which materially and adversely affects the ability of such person to continue its business;
     (i) any change of control (as defined in the Financing Agreement) occurs;
     (j) the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by Lakes or any of the Subsidiaries, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a material adverse effect (as defined in the Financing Agreement);
     (k) the failure to commence the construction (as defined in the Financing Agreement) by March 1, 2007 of at least one of the following casino projects: the planned casino on the Rancheria of the Shingle Springs Band of Miwok Indians in El Dorado County, California; the planned casino on the land of the Pokagon Band of Potawatomi Indians in New Buffalo Township, Michigan or the planned casino on the Rancheria of the Jamul Indian Village near San Diego, California; or.
     (l) an event or development occurs which could reasonably be expected to have a material adverse effect (as defined in the Financing Agreement).
     As consideration for the financing, Lakes issued to PLKS Holdings, LLC, an affiliate of Prentice Capital, an aggregate of 4.46 million common stock purchase warrants at an exercise price of $7.50 per share that expire in February 2013. The warrants are subject to customary anti-dilution protections. As of the date of the initial draw, only 1.25 million of the warrants are immediately exercisable. An additional 1.25 million of the warrants are exercisable as additional draws under the facility are made. The remaining 1.96 million warrants are exercisable only upon the occurrence of certain specified events relating to the loan collateral. The lender has demand registration rights with respect to the Lakes common stock underlying the warrants and, upon certain events, the WPTE shares pledged by Lakes to the lender. In certain circumstances, cash penalties are payable if Lakes does not meet the registration deadlines applicable to the pledged WPTE shares and the holders of the warrants can require Lakes to redeem the warrants if Lakes fails to satisfy its registration obligations with respect to the Lakes common stock underlying the warrants. Lakes has agreed to pay substantially all of the costs incurred in the preparation and filing of these registration statements.
     As part of the transaction, the Lakes Board of Directors authorized the creation of a new class of Series A Convertible Preferred Stock, par value $0.01 per share to be sold to PLKS Holdings, LLC. These preferred shares have no dividend rights, have voting rights only if there is a default under the Financing Agreement, and become convertible into common stock of Lakes (on a fixed one-to-one basis) only if and when the warrants are cancelled in accordance with the terms of the warrants. The issuance of

4,457,751 shares of the preferred stock by Lakes to PLKS Holdings, LLC is conditioned upon the satisfaction of certain terms and conditions specified in the Financing Agreement. Lakes currently expects to close on the sale of the preferred stock during the week of February 20, 2006.
     Approximately $10.2 million of the initial draw under the financing facility was used to repay in full Lakes’ December 15, 2005 loan from the Lyle Berman Family Partnership (“Partnership”) and the Partnership released its security interest in substantially all of the assets of Lakes. As a result of repaying the Partnership loan prior to February 28, 2006, the 2 million common stock purchase warrants previously issued to the Partnership were terminated.
     Copies of the Company’s material agreements relating to, and the press release announcing, the financing facility are attached as exhibits to this Current Report.
Executive Employment Agreements
     As part of the financing transaction described above, Lakes entered into employment agreements dated as of February 15, 2006 with Lyle Berman, the Chairman and Chief Executive Officer of Lakes, and Timothy J. Cope, the President, Chief Financial Officer and Secretary of Lakes (each, an "Executive”) to employ the Executives as a member of Lakes senior management. Under the agreements, the Executives are required to perform such duties as may be designated by the Lakes Board of Directors from time to time. Each agreement has an initial term of 36 months and the term of the agreement automatically extends for successive one-year periods unless at least 60 days prior to the end of a term, Lakes or the Executive gives notice to the other of an election to terminate the agreement at the end of the current term. In addition, the agreement may be terminated (a) upon the death or disability (as defined in the agreement) of the Executive; (b) by Lakes for cause (as defined in the agreement); (c) by Lakes without cause; (d) as a result of a constructive termination (as defined in the agreement); or (e) by the Executive at any time upon providing 60 days advance written notice to Lakes.
     Under the terms of the agreements, Mr. Berman and Mr. Cope receive a base salary of $500,000 and $350,000, respectively, or such other amount as may be determined by Lakes in its sole discretion, and a monthly travel and expense fee in the amount of $600. The Executives are also entitled to participate in Lakes’ incentive compensation program established for senior executives and to receive other benefits provided by Lakes to senior executives. Each of the agreements provide that if the agreement is terminated due to the Executive’s disability, the Executive is entitled to receive an amount equal to six months of his then base salary and the continuation of medical and dental benefits for the Executive and his dependents during the six months following any such termination. If the Executive’s employment agreement is terminated by Lakes without cause or due to a constructive termination, the Executive is entitled to receive, in one lump sum payment, severance benefits (the “Severance Benefits”) equal to his accrued and unpaid base salary plus the equivalent of bonus or incentive compensation (based upon the average bonus percentage rate for the two fiscal years of Lakes preceding the date of termination) for 12 months, or for the period of time remaining in the initial term, whichever is longer (the “Severance Period”) together with the continuation of medical and dental benefits for the Executive and his dependents throughout the Severance Period. Lakes’ obligations to continue the Severance Benefits during the Severance Period ends immediately upon the Executive obtaining employment with another person or entity in any capacity. Lakes’ obligation to provide the Severance Benefits is conditioned on the Executive entering into a satisfactory general release and covenant not to sue. In the event the Executive resigns (for a reason other than constructive discharge) or Lakes terminates the Executive’s employment for cause, or the agreement terminates at the end of the initial or any renewal term, the Executive is only entitled to payment for accrued and unpaid base salary and benefits accrued prior to the effective date of his termination, earned but unused vacation pay, and payment for unreimbursed business-related expenses.
     In the event that the Executive’s employment is terminated within two years following a change of control (as defined in the agreement) by Lakes without cause or due to a constructive discharge, in addition to all compensation due and payable to or accrued for the benefit of the Executive through the date of termination, the Executive is entitled to a lump sum payment equal to two times his annual compensation (as defined in the agreement) as determined by Lakes’ independent auditor (the “Severance Payment”) and Lakes is required to use its best efforts to convert any then existing life insurance and accidental death and disability insurance policies to individual policies in the Executive’s name.
     Upon the termination of the Executive’s employment for any reason, including death, disability, expiration of the initial term, nonrenewal, by Lakes with or without cause, by the Executive with notice, due to a constructive discharge or within two years of a change of control, all stock options held by the Executive immediately vest and become immediately exercisable by the Executive or his legal representative for a period of two years following the date of termination of the Executive’s employment.
     In the event that any payment or distribution by Lakes to or for the benefit of the Executive would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), the Executive is entitled to be paid an additional amount (the “Gross-Up Payment”) such that the net amount retained by the Executive after deduction of any excise tax imposed by the Code, and any federal, state and local income and employment tax and excise tax imposed upon the Gross-Up Payment shall be equal to the Severance Payment.
     Each employment agreement also contains customary confidentiality and a two-year post-employment non-solicitation. Mr. Berman’s employment agreement contains a non-compete covenant that expires on the date the loan under the Financing Agreement is paid in full. Mr. Cope’s employment agreement contains two-year post-employment non-compete. Each employment agreement also contains an arbitration clause.
Item 1.02. Termination of a Material Definitive Agreement.
The following agreements were terminated as of February 15, 2006 as a result of the Company entering into the financing facility described in Item 1.01 above under the caption “Loan Financing”:
•	Loan Agreement dated as of December 15, 2005 among the Company, Lakes Poker Tour, LLC and the Lyle Berman Family Partnership (“Partnership”);

•	Note dated December 15, 2005 by the Company and Lakes Poker Tour, LLC in favor of the Partnership;

•	Common Stock Purchase Warrant dated December 15, 2005 by the Company in favor of the Partnership;

•	Registration Rights Agreement dated as of December 16, 2005 among WPTE, the Company and the Partnership;

•	Guaranty dated December 15, 2005 among the Company, various subsidiaries of the Company and the Partnership;

•	Guaranty Security Agreement dated December 15, 2005 among the Company, various subsidiaries of the Company and the Partnership; and

•	Stock Pledge Agreement dated December 15, 2005 among the Company, Lakes Poker Tour, LLC and the Partnership.
Pursuant to the foregoing agreements, the Partnership had provided the Company with a $20 million financing facility secured by substantially all of the personal property of Lakes and its subsidiaries other than WPTE, including all fees or rights to cash flow from the Company’s casino projects, as well as by its real property located in Minnetonka, Minnesota. The Company received an initial draw of $10 million under this financing facility on December 16, 2005. Funds drawn under the facility were subject to interest at the rate of 12% per annum and were due and payable on December 16, 2008. No penalties were incurred by the Company in connection with terminating this financing facility. Lyle Berman, the Company’s Chairman and Chief Executive Officer, does not have an ownership interest or other beneficial interest in the Partnership. Neil Sell, a director of the Company, is one of the trustees of the irrevocable trusts that are the partners in the Partnership.
The employment agreement dated as of February 21, 2002 between the Company and Mr. Cope (the “Prior Employment Agreement”) was terminated effective as of February 15, 2006, the date that the Company entered into a new employment agreement with Timothy J. Cope, its President and Chief Financial Officer, as described in Item 1.01 above under the caption “Executive Employment Agreements.” No penalties were incurred by the Company in connection with the termination of the Prior Employment Agreement. Under the terms of the Prior Employment Agreement, Mr. Cope was employed by the Company as its President, Chief Financial Officer, Treasurer and Secretary for a base salary of $250,000 for an indefinite term.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The discussion set forth in Item 1.01 above under the caption “Loan Financing” is incorporated into this Item 2.03 by this reference.
Item 3.02   Unregistered Sales of Equity Securities.
     As described in Item 1.01 above under the caption “Loan Financing,” on February 15, 2006, as consideration for the Loan (as defined in Item 1.01 above), the Company issued to PLKS Holdings, LLC (“PLKS”), an affiliate of the Lender (as defined in Item 1.01 above), seven-year warrants to purchase an aggregate of up to 4,457,751 shares of the Company’s common stock at an exercise price of $7.50 per share (the “Warrants”) pursuant to the terms of the Securities Purchase Agreement (as defined in Item 1.01 above). In addition, as of February 15, 2006, the Company is obligated to issue to PLKS, subject to the satisfaction of certain conditions precedent set forth in the Securities Purchase Agreement, 4,457,751 shares of Series A Convertible Preferred Stock (“Preferred Stock”). The Preferred Stock converts into shares of the Company’s common stock on a fixed one-to-one basis if, but only if, the Warrants or the shares of the Company’s common stock issued pursuant to an exercise of the Warrants are cancelled by the Company in accordance with the terms of the Warrants.
     The Company sold the Warrants and will sell the Preferred Stock, subject to the satisfaction or certain conditions precedent set forth in the Securities Purchase Agreement, in reliance upon exemptions from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act”) provided by Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder based upon, among other things, written investment representations of the purchasers in the Securities Purchase Agreement. In addition, the certificate representing the Warrants bears a customary restrictive legend and the certificate(s) representing the shares of Preferred Stock if and when issued, will bear a customary restrictive legend. The aggregate purchase price of the Warrants was $10.00 and the aggregate purchase of the Preferred Stock is $44,577.51. The Company anticipates closing on the sale of the Preferred Stock during the week of February 20, 2006. Copies of the Company’s material agreements relating to, and the press release announcing, the sale of the Warrants and the obligation to sell the Preferred Stock are attached as exhibits to this Current Report.
     No financial advisor or placement agent fees or compensation were or will be paid in connection with the sale and issuance of the Warrants and the Preferred Stock.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     Effective February 21, 2006, the Company amended its Articles of Incorporation, as amended, to authorize 7,500,000 shares of Preferred Stock (as defined in Item 3.02 above) and to designate the rights and preferences of the Preferred Stock. A copy of the Company’s Certificate of Designations relating to the Preferred Stock is attached as an exhibit to this Current Report.
Item 9.01. Financial Statements and Exhibits.
     (a) Not Applicable
     (b) Not Applicable
     (c) Exhibits
3.1	Lakes Entertainment, Inc. Certificate of Designation of Series A Convertible Preferred Stock dated February 21, 2006.

10.1	Financing Agreement dated as of February 15, 2006 among Lakes Entertainment, Inc., various subsidiaries of Lakes Entertainment, Inc., and PLKS Funding, LLC. (1)

10.2	Securities Purchase Agreement dated as of February 15, 2006 between Lakes Entertainment, Inc. and PLKS Holdings, LLC including the Schedule of Buyers. (2)

10.3	Registration Rights Agreement dated as of February 15, 2006 between Lakes Entertainment, Inc. and PLKS Holdings, LLC including schedules and exhibits thereto.

10.4	Common Stock Purchase Warrant dated February 15, 2006 by Lakes Entertainment, Inc. in favor of PLKS Holdings, LLC.

10.5	Security Agreement dated as of February 15, 2006 among Lakes Entertainment, Inc. and various subsidiaries of Lakes Entertainment, Inc. in favor or PLKS Funding, LLC. (3)

10.6	Pledge Agreement dated as of February 15, 2006 among Lakes Entertainment, Inc. and various subsidiaries of Lakes Entertainment, Inc. in favor PLKS Funding, LLC. (4)

10.7	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of February 15, 2006 by Lakes Entertainment, Inc. in favor PLKS Funding, LLC.

10.8	Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of February 15, 2006 by Lakes Kean Argovitz Resorts-California, L.L.C. (Trustor) to Fidelity National Title Insurance Company (Trustee) for the benefit of PLKS Funding, LLC (Beneficiary).

10.9	Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of February 15, 2006 by Lakes Kar Shingle Springs, L.L.C. (Trustor) to Fidelity National Title Insurance Company (Trustee) for the benefit of PLKS Funding, LLC (Beneficiary).

10.10	Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of February 15, 2006 by Lakes Shingle Springs, Inc. (Trustor) to Fidelity National Title Insurance Company (Trustee) for the benefit of PLKS Funding, LLC (Beneficiary).

10.11	Employment Agreement dated as of February 15, 2006 between Lakes Entertainment, Inc.(including its subsidiaries and affiliates) and Lyle Berman.

10.12	Employment Agreement dated as of February 15, 2006 between Lakes Entertainment, Inc. (including its subsidiaries and affiliates) and Timothy J. Cope.

99.1	Lakes Entertainment, Inc. Press Release dated February 16, 2006.

(1)	Pursuant to Item 601(b)(2) of Regulation S-K, other than Schedule 1.01(a) included in Exhibit 10.1 attached to this Current Report and Exhibits B, C and I attached to this Current Report as Exhibits 10.5, 10.6 and 10.4, respectively, the exhibits and schedules to the Financing Agreement have been omitted. Lakes Entertainment, Inc. agrees to supplementally furnish such exhibits and schedules upon request of the Securities and Exchange Commission.

(2)	Pursuant to Item 601(b)(2) of Regulation S-K, other than the Schedule of Buyers included in Exhibit 10.2 attached to this Current Report, the schedules to the Securities Purchase Agreement have been omitted. Lakes Entertainment, Inc. agrees to supplementally furnish such schedules upon request of the Securities and Exchange Commission.

(3)	Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Security Agreement have been omitted. Lakes Entertainment, Inc. agrees to supplementally furnish such schedules upon request of the Securities and Exchange Commission.

(4)	Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Pledge Agreement have been omitted. Lakes Entertainment, Inc. agrees to supplementally furnish such schedules upon request of the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LAKES ENTERTAINMENT, INC. (Registrant)
Date: February 22, 2006	/s/Timothy J. Cope
	Name:	Timothy J. Cope
	Title:	President and Chief Financial Officer